EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 271 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust  (the “Trust”), and the Portfolio listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 28, 2016

Schedule A

Eaton Vance Mutual Funds Trust

Report Date

Funds

December 18, 2015

 Eaton Vance Floating-Rate Fund

December 22, 2015

 Eaton Vance Floating-Rate Advantage Fund

December 23, 2015

 Eaton Vance Floating-Rate & High Income Fund

Portfolio whose financial statements are included in one or more of the above Funds’ annual reports for the year ending October 31, 2015:

Report Date

Portfolios

December 18, 2015

 Eaton Vance Floating Rate Portfolio

December 22, 2015

 Senior Debt Portfolio